                                                                   Exhibit 1.2

                            HOUGHTON MIFFLIN COMPANY
                                  ("Company")

                             7 1/8% Notes Due 2004

                                TERMS AGREEMENT
                                ---------------

                                                                  March 28, 1994
HOUGHTON MIFFLIN COMPANY
222 Berkeley Street
Boston, MA 02116

Attention:  Stephen O. Jaeger

Ladies and Gentlemen:

     We hereby offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement being filed as an exhibit to the Company's Report on Form 8-K and incorporated by reference into the registration statement on Form S-3 (No. 33-51700)("Underwriting Agreement"), the following securities ("Securities") on the following terms:

     Title:  7 1/8% Notes Due 2004.

     Principal Amount: $100,000,000.

     Interest: 7 1/8% per annum, from April 5, 1994, payable semiannually on April 1 and October 1, commencing October 1, 1994 to holders of record on the preceding March 15 or September 15 as the case may be.

     Maturity:  April 1, 2004

     Delayed Delivery Contracts:  None.

     Purchase Price: 98.75% of principal amount, plus accrued interest, if any, from April 5, 1994.

     Expected Reoffering Price: 99.40% of principal amount, subject to change by the undersigned.

     Closing: 9:30 A.M. on April 5, 1994 at Skadden, Arps, Slate, Meagher & Flom, One Beacon Street, Boston, MA 02108, in immediately available funds.

     Names and Addresses of Underwriters:

CS FIRST BOSTON CORPORATION
Park Avenue Plaza
New York, NY  10005

J.P. MORGAN SECURITIES INC.
60 Wall Street
New York, NY 10260

     The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

     It is understood that we may, with your consent, amend this offer to add additional Underwriters and reduce the aggregate principal amount to be purchased by the Underwriters listed in Schedule A hereto by the aggregate principal amount to be purchased by such additional Underwriters.

     The provisions of the Underwriting Agreement are incorporated herein by reference.

     The Securities delivered to the Underwriters will be represented by a single, global security to be deposited with The Depository Trust Company.

     Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us.


                         Very truly yours,

                         CS FIRST BOSTON CORPORATION
                         J.P. MORGAN SECURITIES INC.

                         By CS FIRST BOSTON CORPORATION


                              By /s/ Louis G. Zachary
                                -------------------------
                                Louis G. Zachary
                                Managing Director

                        SCHEDULE A

                                          Principal
Underwriter                               Amount
- -----------                               ---------
CS First Boston Corporation...........    $ 50,000,000
J.P. Morgan Securities Inc............    $ 50,000,000

                                          ------------

   Total..............................    $100,000,000
                                          ============

To:  CS FIRST BOSTON CORPORATION
     J.P. MORGAN SECURITIES INC.
          c/o  CS First Boston Corporation,
               Park Avenue Plaza,
               New York, N.Y.  10055

     We accept the offer contained in your letter, dated March 28, 1994 relating to $100 million principal amount of our 7 1/8% Notes Due 2004. We also confirm that, to the best of our knowledge after reasonable investigation, the representations and warranties of the undersigned in the Underwriting Agreement, which is being filed as an exhibit to the undersigned's Report on Form 8-K and incorporated by reference into the registration statement on Form S-3 (No. 33-51700) ("Underwriting Agreement"), are true and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements in the Prospectus (as defined in the Underwriting Agreement), there has been no material adverse change in the financial position or results of operations of the undersigned and its subsidiaries except as set forth in or contemplated by the Prospectus.

                                   Very truly yours,

                                   HOUGHTON MIFFLIN COMPANY

                                   By /s/ Stephen O. Jaeger
                                     -------------------------
                                     Name: Stephen O. Jaeger
                                     Title: Executive Vice President,
                                            Chief Financial Officer and
                                            Treasurer

                                                          ANNEX I

                (Three copies of this Delayed Delivery Contract
               should be signed and returned to the address shown
                below so as to arrive not later than 9:00 A.M.,
                  New York time, on ___________, ____, 1994.)


                           DELAYED DELIVERY CONTRACT
                           -------------------------

                                                            [            ], 1994

HOUGHTON MIFFLIN COMPANY
  c/o  CS First Boston Corporation
       Park Avenue Plaza
       New York, NY 10055
       Attention:   [Insert name of FBC Corporate Finance Officer]

Ladies and Gentlemen:

     The undersigned hereby agrees to purchase from Houghton Mifflin Company, a Massachusetts corporation ("Company"), and the Company agrees to sell to the undersigned, [If one delayed closing, insertas of the date hereof, for delivery on _______, 1994 ("Delivery Date"),]

                         $________________

principal amount of the Company's [Insert tile of securities] ("Securities"), offered by the Company's Prospectus dated October 8, 1992 and a Prospectus Supplement dated _____, 1994, relating thereto, receipt of copies of which is hereby acknowledged, at ___% of the principal amount thereof plus accrued interest, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract ("Contract").

     [If two or more delayed closings, insert the following:

     The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Securities in the principal amounts set forth below:

                       Delivery Date                         Principal Amount
                       -------------                         ----------------
                     _________________                         ____________
                     _________________                         ____________

Each of such delivery dates is hereinafter referred to as a Delivery Date.]

     Payment for the Securities that the undersigned has agreed to purchase for delivery on--the--each--Delivery Date shall be made to the Company or its order by certified or official bank check in [New York Clearing House (next day) funds] at the office of _______________________ at ______ A.M. on--the--such--
Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned--for delivery on such Delivery Date--in definitive, fully registered form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to--the--such--Delivery Date.

     It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on--the--each--Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at--the--such-- Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total principal amount of the Securities less the prin-cipal amount thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

     Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

     This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

     It is understood that the acceptance of any such Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

                         Yours very truly,

                         --------------------------------
                         (Name of Purchaser)


                         By
                           ------------------------------

                           ------------------------------
                           (Title of Signatory)

                           ------------------------------


                           ------------------------------
                           (Address of Purchaser)

Accepted, as of the above date.

HOUGHTON MIFFLIN COMPANY

By
  --------------------------
  Name:
  Title:

                                      8